UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 28, 2017 Date of earliest event reported: April 28, 2017
WELLCARE HEALTH PLANS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-32209 (Commission File Number)	47-0937650 (IRS Employer Identification No.)
	8735 Henderson Road, Renaissance One Tampa, Florida (Address of principal executive offices)	33634 (Zip Code)
(Registrant’s telephone number, including area code): (813) 290-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 28, 2017, WellCare Health Plans, Inc., a Delaware corporation (the “Company”) and Universal American Corp., a Delaware corporation (“UAM”) issued a press release announcing the completion of the Merger described below. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The information under this Item 7.01 along with Exhibit 99.1 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibit 99.1 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 8.01.	Other Events.

Agreement and Plan of Merger

On April 28, 2017, the Company completed its previously announced acquisition of UAM, through the merger of Wind Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of WellCare (“Merger Sub”), with and into UAM, with UAM surviving the Merger and becoming an indirect wholly-owned subsidiary of the Company (the “Merger”). The Merger was effected pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 17, 2016, by and among UAM, the Company and Merger Sub.

At the effective time of the Merger (the “Effective Time”), each of UAM’s issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) (other than (i) any shares held by UAM as treasury shares or shares owned by UAM or any of its wholly-owned subsidiaries or by the Company or any of its affiliates (including Merger Sub) and (ii) shares of Common Stock for which the holder thereof (x) did not vote in favor of the Merger or consent to it in writing and (y) was entitled to demand and has demanded the appraisal of such shares in accordance with, and has complied in all respects with, the Delaware General Corporation Law (collectively, the “Excluded Shares”)) was automatically cancelled and converted into the right to receive $10.00 per share in cash, without interest (the “Per Share Merger Consideration”), less any required withholding taxes.

Also at the Effective Time, each option to acquire shares of Common Stock (each, a “UAM Option”) was treated as follows: each UAM Option outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, was cancelled and converted into the right to receive a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such stock option multiplied by the aggregate number of shares of common stock in respect of such UAM Option immediately before the Effective Time. At the Effective Time, each share of restricted Common Stock (each, a “Restricted Share”) that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the Per Share Merger Consideration. The right to receive the foregoing consideration with respect to UAM Options and Restricted Shares: (i) vested and was payable with respect to UAM Options or Restricted Shares that were vested as of the Effective Time in accordance with their terms, at the Effective Time and (ii) will vest and be payable with respect to UAM Options or Restricted Shares that are not vested in accordance with their terms at the Effective Time, in each case, subject to the applicable holder’s continued employment through the applicable vesting date, on the earlier of (A) the 12-month anniversary of the date that the Effective Time occurs (or the next payroll date following such anniversary) and (B) the next payroll date following the date on which such UAM Option or Restricted Share, as applicable, would have otherwise vested in accordance with its terms, and in all cases, without any interest for the period from the Effective Time until such date, provided, that, Restricted Shares that were granted in 2017 to employees converted into an equivalent cash award based on the Per Share Merger Consideration and shall vest and be payable in accordance with the scheduled vesting terms of such awards, without any interest for the period from the Effective Time until such date. If the employment with the Company (or any of its affiliates) of a holder of UAM Options or Restricted Shares is, prior to the applicable payment date, terminated by the Company (or any of its affiliates) for any reason other than “Cause” (as defined for purposes of the Merger Agreement) or by the holder for “Good Reason” (as defined for purposes of the Merger Agreement), the payment in respect of UAM Options or Restricted Shares, as applicable, will be accelerated to the next practicable payroll date after the date of termination. UAM Options and Restricted Shares owned by members of management and the Board of Directors were treated the same as outstanding UAM Options and Restricted Shares held by other employees, except that any unvested awards owned by members of the Board of Directors accelerated and vested at the Effective Time.
In addition following the consummation of the Merger, each holder of UAM’s 4.00% convertible senior notes due 2021 has the right to (i) convert its notes into the right to receive the Per Share Merger Consideration in an amount calculated pursuant to the terms thereof (including an increased conversion rate that applies to conversions in connection with the Merger because the Merger constitutes a “Make-Whole Fundamental Change” under the terms of the notes), or (ii) require that UAM repurchase its notes, which repurchase shall be for the principal amount plus accrued and unpaid interest and settled in cash. These conversion and repurchase rights will be exercisable until May 30, 2017. UAM will send additional information regarding these rights to noteholders in accordance with the indenture governing the notes.
The Company has also agreed to cause UAM to redeem each share of UAM’s Series A Mandatorily Redeemable Preferred Shares, par value $0.01 per share, that is issued and outstanding as of the Effective Time. The redemption will occur on May 1, 2017.
The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2016, and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Exhibit
99.1	Press release of the Company and UAM, dated April 28, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2017	WELLCARE HEALTH PLANS, INC.

By: /s/ Andrew L. Asher
Name: Andrew L. Asher
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release of the Company and UAM, dated April 28, 2017.

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